STOCK OFFERING

                                    QUESTIONS

                                        &

                                     ANSWERS





                               MFS Financial, Inc.















THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

                             FACTS ABOUT CONVERSION




The Board of Directors of Mutual Federal Savings Bank, a federal savings bank (the "Bank") unanimously adopted an Amended Plan of Conversion (the "Plan") to convert from a mutual savings bank to a stock savings bank.



This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in MFS Financial, Inc. (the "Company"), the newly formed corporation that will serve as the holding company for the Bank following the conversion.


Investment in the stock of MFS Financial, Inc. involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."


WHY IS THE BANK CONVERTING TO STOCK FORM?

The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of stock, the Bank will raise additional capital enabling it to:

     o    support and expand its current financial and other services; and

     o allow customers and friends to purchase stock and share in the Company's and the Bank's future. WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS? No. The Plan will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

Certain past and present depositors and borrowers of the Bank, and the Bank's Employee Stock Ownership Plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

MFS Financial, Inc. is offering up to 5,520,000 shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

HOW MUCH STOCK MAY I BUY?

The minimum order is 25 shares. Generally, no person may purchase more than $200,000 of common stock and no person, together with associates of and persons acting in concert with such person, may purchase more than $700,000 of common stock.

DO  MEMBERS  HAVE TO BUY  STOCK?

No. However, the Plan will allow the Bank's depositors and borrowers an opportunity to buy stock and become charter shareholders of the holding company for the local financial institution with which they do business. HOW DO I ORDER STOCK? You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 p.m., Muncie, Indiana time, on December xx, 1999.


HOW DO I ORDER STOCK?

You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 noon, Muncie, Indiana time, on December xx, 1999.


HOW MAY I PAY FOR MY SHARES OF STOCK?

First, you may pay for stock by check, or money order. Interest will be paid by the Bank on these funds at the passbook rate, which is currently x.xx% per annum, from the day the funds are received until the completion or termination of the Plan. Second, you may authorize us to withdrawal funds from your Bank savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Plan.

CAN I PURCHASE SHARES USING FUNDS IN MY BANK IRA ACCOUNT?

Federal regulations do not permit the purchase of conversion stock from your existing Bank IRA account. Please call our Stock Information Center for additional information.

WILL THE STOCK BE INSURED?

No. Like any other common stock, the Company's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

The Board of Directors of the Company intends to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

HOW WILL THE STOCK BE  TRADED?

The Company's stock will trade on the Nasdaq National Market. However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF THE BANK PLANNING TO PURCHASE STOCK?


Yes! the Bank's officers and directors plan to purchase, in the aggregate, $x,xxx,xxx worth of stock or approximately x.xx% of the stock offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the Plan.

SHOULD I VOTE?

Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?

Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date. MAY I VOTE IN PERSON AT THE SPECIAL MEETING? Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the special meeting.


                           FOR ADDITIONAL INFORMATION
                             YOU MAY CALL OUR STOCK
                           INFORMATION CENTER BETWEEN
                         9:00 A.M. AND 4:30 P.M. MONDAY
                          THROUGH THURSDAY AND BETWEEN
                       9:00 A.M. AND 5:00 P.M. ON FRIDAY.


                                STOCK INFORMATION
                                     CENTER

                                 (xxx) xxx-xxxx









                               MFS Financial, Inc.
                              110 E. Charles Street
                              Muncie, Indiana 47305
                              Phone (xxx) xxx-xxxx

November XX, 1999



Dear Prospective Investor:

We are pleased to announce that Mutual Federal Savings Bank (the "Bank") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, MFS Financial, Inc. ("MFS Financial"), the newly-formed holding company for the Bank, is offering common shares in a subscription offering (the "Offering"). The sale of common shares in connection with the Conversion will enable the Bank to raise additional capital to support and enhance its current operations.

We have enclosed the following materials which will help you learn more about the merits of MFS Financial's common shares as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about the Bank's operations and the proposed Offering.


     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase common shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common shares is 12:00 noon, Muncie, Indiana time, on XXXXX XX, 1999.


We invite our loyal customers to become shareholders of MFS Financial. Through this Offering you have the opportunity to buy common shares directly from MFS Financial, without paying a commission or fee. The board of directors and senior management of the Bank fully support the Offering.


If you have additional questions regarding the Conversion and Offering, please call us at (XXX) XXX-XXXX, Monday through Thursday from 8:30 a.m. to 4:30 p.m., or Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center at 110 East Charles Street, Muncie, Indiana.



Sincerely,



R. Donn Roberts
President and Chief Executive Officer




THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November XX, 1999



Dear Friend:

We are pleased to announce that Mutual Federal Savings Bank (the "Bank") is converting from the mutual to the stock form of organization (the "Conversion"). In conjunction with the Conversion, MFS Financial, Inc. ("MFS Financial"), the newly-formed holding company for the Bank, is offering common shares in a subscription offering offering (the "Offering"). The sale of common shares in connection with the Conversion will enable the Bank to raise additional capital to support and enhance its current operations.

Because we believe you may be interested in learning more about the merits of MFS Financial's common shares as an investment, we are sending you the following materials which describe the Offering.

     PROSPECTUS: This document provides detailed information about the Bank's operations and the proposed Offering of MFS Financial's common shares.


     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Muncie, Indiana time, on XXXXX XX, 1999.

As a friend of the Bank, you will have the opportunity to buy common shares directly from MFS Financial in the Offering without paying a commission or fee. If you have additional questions regarding the Conversion and Offering, please call us at (XXX) XXX-XXXX Monday through Thursday from 8:30 a.m. to 4:30 p.m and Friday from 9:00 a. m. to 5:00 p.m., or stop by the Conversion Information Center at the 110 East Charles Street, Muncie, Indiana.

We are pleased to offer you this opportunity to become a shareholder of MFS Financial.


Sincerely,



R. Donn Roberts
President and Chief Executive Officer






THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November XX, 1999



Dear Member:

We are pleased to announce that Mutual Federal Savings Bank (the "Bank") is converting from the mutual to the stock form of organization (the "Conversion"). In conjunction with the Conversion, MFS Financial, Inc. ("MFS Financial"), the newly-formed corporation that will become the holding company for the Bank, is offering common shares in a subscription offering (the "Offering") to our Employee Stock Ownership Plan, specific depositors and borrowers, and members of the general public pursuant to an Amended Plan of Conversion (the "Plan").

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan and your voting and subscription rights. The Bank's Plan has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.


Enclosed, as part of the proxy materials, is your proxy card, located behind the window of your mailing envelope. This proxy card should be signed and returned to us prior to the Special Meeting to be held on XXXXX XX, 1999. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.


The Board of Directors of the Bank feel that the Conversion offers a number of advantages, including an opportunity for the Bank's depositors and customers to become shareholders of MFS Financial. In connection with the Conversion, please remember:


   0 Your accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

   0 There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion, unless you choose to purchase shares using your account balances.

   0 Members have a right, but not an obligation, to subscribe for MFS Financial common shares before they are offered to the public.

   0 Like all  stock,  THE COMMON  SHARES  issued in this  offering  WILL NOT BE
     INSURED BY THE FDIC.


Enclosed are materials describing the offering of MFS Financial's common shares. We urge you to read these materials carefully. If you are interested in purchasing the common shares of MFS Financial, you must submit your Stock Order and Certification Form, and payment prior to 12:00 noon, Muncie, Indiana time, on XXXXX XX, 1999.


If you have additional questions regarding the Offering, please call us at (XXX) XXX-XXXX, Monday through Thursday from 8:30 a.m. to 4:30 p.m., or Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center at 110 East Charles Street, Muncie, Indiana.


Sincerely,



R. Donn Roberts
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXXXX XX, 1999


Dear Member:


We are pleased to announce that Mutual Federal Savings Bank (the "Bank") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, MFS Financial, Inc. ("MFS Financial"), the newly-formed holding company for the Bank, is offering common shares in a subscription offering.


Unfortunately, MFS Financial is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of MFS Financial.


However, as a member of the Bank, you have the right to vote on the Amended Plan of Conversion at the Special Meeting of Members to be held on XXXXX XX, 1999. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on XXXXX XX, 1999. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.


Sincerely,



R. Donn Roberts
President and Chief Executive Officer

                             Charles Webb & Company
                                  a Division of

                          KEEFE, BRUYETTE & WOODS, INC.





To Members and Friends of Mutual Federal Savings Bank



Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. and a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Mutual Federal Savings Bank (the "Bank") in converting from the mutual to the stock form of organization (the "Conversion"). As part of the conversion, the Bank will issue all of its common stock to its holding company MFS Financial, Inc. ("MFS Financial").

At the request of MFS Financial, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of MFS Financial common stock being offered to the customers of the Bank through December __, 1999. Please read the enclosed offering materials carefully. MFS Financial has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center - 110 East Charles Street, Muncie, Indiana, or feel free to call the Stock Information Center at (XXX) XXX-XXXX.

Very truly yours,



Charles Webb & Company
a Division of Keefe, Bruyette & Woods, Inc.



THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.



                    Investment Bankers and Financial Advisors

                                   PROXY GRAM


                               PLEASE VOTE TODAY

We recently sent to you a proxy statement and letter informing you that the Board of Directors of Mutual Federal Savings Bank had received conditional regulatory approval to convert Mutual Federal Savings Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank.


Your vote on our plan to convert to a stock savings bank has not been received. Failure to Vote has the Same Effect as Voting Against the Amended Plan of Conversion and the Contribution of Cash and Shares of MFS Financial, Inc.'s Common Stock to the Foundation.

Your vote is important to us, and we are, therefore, requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Amended Plan of Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommends you vote "FOR" the Amended Plan of Conversion and "FOR" the contribution of cash and shares of MFS Financial, Inc's common stock to the Foundation.


Thank you,


R. Donn Roberts
President and Chief Executive Officer
MUTUAL FEDERAL SAVINGS BANK
Muncie, Indiana


If you mailed the proxy, please accept our thanks and disregard this request. For further information call (xxx) xxx-xxxx.
--------------------------------------------------------------------------------

          This notice is neither an offer to sell nor a solicitation of an offer to buy the common shares of MFS Financial, Inc.
          The offer is made only by the Prospectus dated November XX, 1999.
            The securities offered in the conversion are not deposits or accounts and are not federally insured or guaranteed.

                         -----------------------------


                              MFS Financial, Inc.


                         -----------------------------



                            the holding company for





                                                             Mutual

                                                             Federal

                                                 [LOGO]      Savings

                                                             Bank


                             Become a Shareholder!

                                      Mutual

                                      Federal

                          [LOGO]      Savings

                                      Bank


                           Stock Information Centers
                           -------------------------

         Toll Free (xxx) xxx-xxx - 8:30 am to 4:30 pm Monday - Thursday

                                   9:00 am to 5:00 pm Friday


                        Stock Center Locations & Hours:
                        -------------------------------

                  Main Office   110 East Charles St.   Muncie
                       8:30 am - 5:00 pm Monday - Friday
                     Warsaw Office   219 West Market Street
                         10:00 am - 5:00 pm on Mondays
                     8:30 am - 5:00 pm Tuesday - Wednesday








THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENT AGENCY.